EXHIBIT 10.6

ADDENDUM TO SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

THE 4LESS GROUP, INC. AND LABRYS FUND, LP

This Addendum Agreement (“Addendum”), effective as of August 6, 2021 (“Effective Date”), is between The 4Less Group, Inc., a Nevada Corporation (the “Company”), and Labrys Fund, LP, a Delaware limited partnership (“Labrys Fund”). The Company and Labrys Fund are collectively referred to herein as the “Parties”.

WHEREAS the Company and Labrys Fund entered into a securities purchase agreement on July 21, 2021 (the “SPA”) which granted Labrys Fund Piggy-Back Registration Rights pursuant to Section 4(b) of the SPA and described in Exhibit B, Registration Rights Agreement (the “Piggyback Registration Rights”); and

WHEREAS the Company and Labrys Fund wish to amend the SPA and accordingly, the Piggyback Registration Rights pursuant to this Addendum, as reflected below:

THEREFORE, the Parties hereby agree to amend the SPA, as follows:

1. Labrys Fund waives its Piggyback Registration Rights for the Company’s August 5, 2021 Registration Statement on Form S-1 already filed with the Securities and Exchange Commission.

2. The Company agrees that within a period of three (3) weeks after the Effective Date, the Company will file a Registration Statement on Form S-1 with the Securities and Exchange Commission to register all of the Conversion Shares (as defined in the SPA) and Commitment Shares (as defined in the SPA) in a new Registration Statement on Form S-1 as per the Piggyback Registration Rights.

3. Except as expressly modified by this Addendum, all terms and provisions of the SPA shall remain in full force and effect.

THE 4LESS GROUP, INC.

By: /s/ Tim Armes

Tim Armes, Chief Executive Officer

LABRYS FUND, LP

By: /s/ Thomas Silverman

Thomas Silverman, Managing Member